Exhibit 4.9
EXECUTION COPY

NORTEK, INC.,
the GUARANTORS named herein
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

INDENTURE

Dated as of May 20, 2008

10% Senior Secured Notes due 2013
          Reference is made to the Lien Subordination and Intercreditor Agreement dated as of May 20, 2008, among Bank of America, N.A., as collateral agent for the Revolving Facility Secured Parties referred to therein; U.S. Bank National Association, as Trustee and as Noteholder Collateral Agent; Nortek, Inc.; and the other subsidiaries of Nortek, Inc. named therein (the “Intercreditor Agreement”). Each Noteholder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee to enter into the Intercreditor Agreement as Trustee and on behalf of such Noteholder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06; 10.02
(b)(1)	7.06; 10.02
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314(a)	4.06; 4.17
(b)	10.02
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(d)	10.02; 10.03; 10.05
(e)	12.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01

N.A.	means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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Page
EXHIBITS

Exhibit A	-	Form of Note	A-1
Exhibit B	-	Form of Legend for 144A Notes and Other Notes That Are Restricted Notes	B-1
Exhibit C	-	Form of Legend for Regulation S Note	C-1
Exhibit D	-	Form of Legend for Global Note	D-1
Exhibit E	-	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors	E-1
Exhibit F	-	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S	F-1
Exhibit G	-	Form of Notation of Guarantee	G-1
Exhibit H	-	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	H-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

SCHEDULES

Schedule I	-	Assets Under Contract
Schedule II	-	Existing Liens
Schedule III	-	Mortgaged Property

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          INDENTURE dated as of May 20, 2008, by and among NORTEK, INC., a Delaware corporation (the “Issuer”), as Issuer, the Guarantors party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).
          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
          Set forth below are certain defined terms used in this Indenture.
          “2004 Transactions” means (1) the purchase by THL Buildco, Inc. of all the outstanding Capital Stock of Nortek Holdings, Inc., (2) the merger of THL Buildco, Inc. with and into Nortek Holdings, Inc. with Nortek Holdings, Inc. continuing as the surviving corporation, and the subsequent merger of Nortek Holdings, Inc. with and into the Issuer, with the Issuer continuing as the surviving corporation, (3) the tender offers to purchase for cash all of Nortek Holdings, Inc.’s outstanding 10% senior discount notes due 2011, the Issuer’s outstanding senior floating rate notes due 2010 and the Issuer’s outstanding 97/8% senior subordinated notes due 2011, (4) the repurchase or rollover of management stock options and severance, transaction bonuses and change of control payments to management, and all related transactions.
          “8 1/2% Notes Indenture” means the Indenture dated as of August 27, 2004 among THL Buildco, Inc., the guarantors from time to time party thereto and U.S. Bank National Association, relating to the 8 1/2% Senior Subordinated Notes due 2014.
          “ABL Collateral” means “Revolving Facility First Lien Collateral” as defined in the Intercreditor Agreement as of the Issue Date.
          “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Additional Interest” means all Additional Interest then owing pursuant to the Registration Rights Agreement.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “After-Acquired Property” means any property of the Issuer or any Guarantor acquired after the Issue Date that secures the obligations under the Indenture, the Notes, the Security Documents and Other Pari Passu Lien Obligations.
          “Agent” means any Registrar, Paying Agent or co-Registrar.
          “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.
          “asset” means any asset or property, whether real, personal or other, tangible or intangible.
          “Asset Acquisition” means (a) an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
          “Asset Sale” means: (1) the sale, lease, conveyance or other disposition of any assets or rights of the Issuer or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.09 and/or Section 5.01 and not by Section 4.13; and (2) the issuance or sale of Equity Interests in or by any of the Issuer’s Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by Persons other than the Issuer or a Restricted Subsidiary).
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;
     (2) a transfer of assets (i) between or among the Issuer and the Guarantors or (ii) between or among Foreign Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary that is a Guarantor to the Issuer or to another Restricted Subsidiary that is a Guarantor;

     (4) the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment or Permitted Investment that is permitted under Section 4.11;
     (7) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;
     (8) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;
     (9) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the Issuer and its Restricted Subsidiaries;
     (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (11) any foreclosures of assets;
     (12) any disposition of an account receivable in connection with the collection or compromise thereof; and
     (13) any assets under a contract for sale on the Issue Date which are included on Schedule I hereto and sold by December 31, 2008.
    “Asset Sale Proceeds Account” shall mean one or more deposit accounts or securities accounts holding only the proceeds of any sale or disposition of any Notes Collateral.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Bank Collateral Agent” means Bank of America, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt.

          “Bank Lenders” means the lenders or holders of Indebtedness issued under the Credit Agreement.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
          “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Borrowing Base” means, as of any date, an amount equal to:
     (1) 90% of the value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus
     (2) 90% of the value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus
     (3) 100% of the unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;
all calculated on a consolidated basis and in accordance with GAAP.
          “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
          “Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means: (1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States, Canada or any member nation of the European Union having maturities of not more than 360 days from the date of acquisition; (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million; (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the rating of P-1 or better from Moody’s or A-1 or better from S&P and in each case maturing within twelve months after the date of acquisition; (6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s or S&P with maturities of twelve months or less from the date of acquisition; (7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and (8) Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.
          “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

      (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer or the direct parent company of the Issuer;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer, Holdings or Superholdings, as the case may be;
     (4) the first day on which a majority of the members of the Board of Directors of Holdings, Superholdings or the Issuer are not Continuing Directors; or
     (5) Holdings, Superholdings or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, Superholdings or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings, Superholdings, the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Holdings, Superholdings or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding             shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee person.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
          “Collateral” means all the assets and properties subject to the Liens created by the Security Documents.
          “Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent hereunder and under the Security Documents, and any successor thereto in such capacity.
          “Commission” means the Securities and Exchange Commission.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication,

plus: (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (4) any management fees paid by the Issuer to Thomas H. Lee Partners, L.P. or its Affiliates, in such period pursuant to management agreements to the extent that any such management fees were deducted in computing such Consolidated Net Income; provided that the maximum aggregate amount of such management fees in any 12-month period payable to Thomas H. Lee Partners, L.P. or its Affiliates shall not exceed the amount described in the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007; plus (5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; plus (6) other non-recurring cash charges not to exceed in the aggregate $3.0 million in any fiscal year; minus (7) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period.
          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;
     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2)) during such period, to the extent not previously included therein;
     (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;
     (4) the cumulative effect of a change in accounting principles shall be excluded;
     (5) non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;
     (6) any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;
     (7) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of this Indenture, net of taxes, shall be excluded;
     (8) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded; and
     (9) all restructuring charges, including severance, relocation and transition costs, shall be excluded.
          “Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Notes, any Other Pari Passu Lien Obligations or any Lenders Debt to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available in each case with such pro forma adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
          “Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or any Parent, as the case may be, who: (1) was a member of such Board of Directors on the date of this Indenture; (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (3) was designated or appointed by the Principals and the Related Parties of the Principals.
          “Corporate Trust Office” means the corporate trust office of the Trustee located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business and this Indenture shall be administered.
          “Credit Agreement” means the Credit Agreement among the Issuer, certain Subsidiaries of the Issuer, the financial institutions from time to time party thereto, and Bank of

America, N.A., as administrative agent and collateral agent, dated as of the Issue Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
          “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.
          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Depositary” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
          “Designated Noncash Consideration” means the fair market value of noncash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
          “Designated Offering” means an Equity Offering.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or any of its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or such Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provided that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11.
          “Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the Issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.
          “Equity Sponsor” means Thomas H. Lee Partners, L.P., a Delaware limited partnership.
          “Excluded Assets” means the collective reference to (i) all interests in real property other than fee interests, (ii) any fee interest in real property (other than certain real property owned by the Issuer or the Guarantors set forth on Schedule III hereto) if the greater of the cost and the book value of such fee interest is less than $2.50 million; (iii) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law; (iv) those assets that would constitute ABL Collateral but as to which the Bank Collateral Agent shall not have required a lien or security interest; (v) any right, title or interest in any permit, lease, license, contract or agreement held by any Grantor or to which any Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such permit, lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, any permit, lease, license, contract or agreement held by such Grantor or to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, such right, title or interest in such permit, lease, license, contract or agreement shall cease to be an “Excluded Asset”; (vi) Capital Stock of a Person that constitutes a Subsidiary (other than a Wholly Owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Capital Stock of such Person that is binding on or relating to such Capital

Stock; (vii) any Equipment of the Issuer or any Restricted Subsidiary that is subject to a purchase money lien or capital lease permitted under the Indenture to the extent the documents relating to such purchase money lien or capital lease would not permit such Equipment to be subject to the Liens created under the Security Documents; provided, that immediately upon the ineffectiveness, lapse or termination of any such restriction, such Equipment shall cease to be an “Excluded Asset”; (viii) any motor vehicles; (ix) the real property located at 1620 Mid-American Industrial Court, Boonville, Missouri (only for so long as Liens permitted under the Indenture prohibit Liens securing the Notes on such real property), and (x) the real property located at 4820 Red Bank Road, Cincinnati, Ohio until December 31, 2008; provided, however, that Excluded Assets will not include (i) any proceeds, substitutions or replacements of any Excluded Assets referred to in clause (iii) (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in clause (iii)), or (ii) any asset which secures obligations with respect to the Lenders Debt (other than collateral described in Section 10.01). Capitalized terms used in the definition and not otherwise defined shall have the meaning assigned them in the Uniform Commercial Code.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Notes” means the 10% Senior Secured Notes due 2013 to be issued pursuant to this Indenture in connection with (i) a registration pursuant to the Registration Rights Agreement or (ii) the issuance of Additional Notes issued in accordance with Section 2.01 or any registration of such Additional Notes pursuant to a registration rights agreement.
          “Excluded Contributions” means the net cash proceeds received by the Issuer after the date of the 8 1/2% Notes Indenture from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3).
          “Existing Credit Agreement” means the Credit Agreement dated August 27, 2004 among the Issuer, Holdings, UBS AG, Stamford Branch, UBS AG Canada Branch, Bank of America N.A., Bank of America N.A. (Canada Branch), and certain other lenders party thereto.
          “Existing Indebtedness” means Indebtedness outstanding on the date of this Indenture, other than under the Credit Agreement and this Indenture.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its

Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) the Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary of the Issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary of the Issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and
     (2) in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary that is a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus (5) the amortization or expensing of financing fees incurred by the Issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus (6) interest income actually received by the Issuer or any Restricted Subsidiary in cash for such period.
          “Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer organized in any jurisdiction outside the United States.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.
          “Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which obligations or guaranty the full faith and credit of the United States is pledged.
          “Grantors” means the Issuer and the Guarantors.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term “Guaranteed” shall have a correlative meaning.
          “Guarantor” means any Person that incurs a Guarantee of the Notes; provided that, upon the release and discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;
     (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and
     (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.
          “Holder” or “Noteholder” means the registered holder of any Note.
          “Holdings” means Nortek Holdings, Inc., a Delaware corporation, and its successors.
          “Immaterial Subsidiary” means any Subsidiary of the Issuer that has less than $100,000 in total assets.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:
     (1) borrowed money;
     (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) banker’s acceptances;
     (4) Capital Lease Obligations;
     (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness and Indebtedness of any partnership in which such Person is a general partner.
          The amount of any Indebtedness outstanding as of any date shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and
     (3) with respect to Indebtedness of another Person secured by a Lien on the assets of the Issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.
          “Indenture” means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.
          “Initial Purchasers” means Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Goldman, Sachs & Co., and UBS Securities LLC.
          “Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the Issue Date among the Bank Collateral Agent, the Trustee, the Collateral Agent, the Issuer and each Guarantor, as it may be amended from time to time in accordance hereunder.
          “interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(c). The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(c).
          For purposes of the definition of “Unrestricted Subsidiary” and Section 4.11, (i) Investments shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.
          “Issue Date” shall mean May 20, 2008, the original issue date of the Notes.
          “Issuer” means the parties named as the “Issuer” in the first paragraph of this Indenture.
          “Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a priority security interest relative to the Notes in the ABL Collateral, (iii) all obligations with respect to such Indebtedness and any Hedging Obligations directly related to any Lenders Debt and (iv) all cash management obligations incurred with any Bank Lender (or their affiliates).
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          “Material Foreign Subsidiary” means, at any date of determination, each of the Issuer’s Foreign Restricted Subsidiaries (a) whose total assets at the end of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available were equal to or greater than 2.5% of total assets of the consolidated assets of the Issuer and its Restricted Subsidiaries at such date or (b) whose gross revenues for the most recently ended period of four consecutive fiscal quarters of the Issuer for which internal financial statements are available were equal to or greater than 2.5% of the consolidated gross revenues of the Issuer and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that once either of the foregoing clauses (a) or (b) applies to a Foreign Restricted Subsidiary, such Foreign Restricted Subsidiary shall continue to be a Material Foreign Subsidiary despite both of the preceding clauses (a) or (b) ever becoming inapplicable to such Foreign Restricted Subsidiary.
          “Maturity Date” means December 1, 2013.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and (3) any gains, losses, or charges of the Issuer and its Subsidiaries incurred in connection with the Transactions together with any related provision for taxes on such gain, loss, or charge.
          “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such noncash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and
     (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.
          “Non-U.S. Person” has the meaning assigned to such term in Regulation S.
          “Note Guarantee” shall mean the Guarantee of the Notes by each Guarantor of the Issuer’s payment obligations under this Indenture, the Notes, the Security Documents and the Intercreditor Agreement, executed pursuant to the provisions of this Indenture.
          “Notes” means the 10% Senior Secured Notes due 2013 issued by the Issuer, including, without limitation, the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
          “Notes Collateral” means “Noteholder First Lien Collateral” as defined in the Intercreditor Agreement as of the Issue Date.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness (including with respect to the Notes, the Indenture, Intercreditor Agreement, Security Agreement and other Security Documents).
          “Offering Circular” means the offering circular of the Issuer dated May 13, 2008 relating to the Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and by the Treasurer, Chief Financial Officer or Chief Accounting Officer of such Person.

          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Other Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness having substantially identical terms as the Notes (other than issue price, interest rate, yield and redemption terms) and issued under an indenture substantially identical to the Indenture and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any Notes or Additional Notes and all obligations with respect to such Indebtedness; provided, that such Indebtedness may (a) have a stated maturity date that is equal to or longer than the Notes, (b) contain terms and covenants that are, in the reasonable opinion of the Issuer, less restrictive than the terms and covenants under the Notes and (c) contain terms and covenants that are more restrictive than the terms and covenants under the Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Notes and the Indenture are amended to contain any such more restrictive terms and covenants.
          “Parent” means any direct or indirect parent company of the Issuer.
          “Pari Passu Indebtedness” means: (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Note Guarantee.
          “Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit D to the Security Agreement.
          “Permitted Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.
          “Permitted Collateral Liens” means:
     (1) Liens securing the Notes outstanding on the Issue Date, the Exchange Notes issued in exchange for such Notes, Permitted Refinancing Indebtedness with respect to such Notes or Exchange Notes, the Note Guarantees relating thereto and any obligations with respect to such Notes, Exchange Notes, Permitted Refinancing Indebtedness and Note Guarantees;
     (2) Liens securing any Other Pari Passu Lien Obligations incurred pursuant to Section 4.10(b)(15) in an aggregate principal amount not to exceed $75.0 million at any one time outstanding;
     (3) Liens securing any Other Pari Passu Lien Obligations not incurred pursuant to Section 4.10(b)(1) which Liens are not permitted pursuant to clause (2) of this definition;

provided, however, that, at the time of incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.50 to 1.0;
     (4) Liens existing on the Issue Date (other than Liens specified in clause (1) above or securing Lenders Debt) securing obligations in excess of $500,000 and set forth in Schedule II hereto;
     (5) Liens described in clauses (1), (2), (10), (11), (12), (13), (15), (16), (17), (18) and (20) of the definition of Permitted Liens; and
     (6) Liens on the Notes Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Notes Collateral.
          For purposes of determining compliance with this definition, (A) Other Pari Passu Lien Obligations need not be incurred solely by reference to one category of permitted Other Pari Passu Lien Obligations described in clauses (1) through (6) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that an item of Other Pari Passu Lien Obligations (or any portion thereof) meets the criteria of one or more of the categories of permitted Other Pari Passu Lien Obligations described in clauses (1) through (6) above, the Issuer shall, in its sole discretion, classify (but not reclassify) such item of Other Pari Passu Lien Obligations (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Other Pari Passu Lien Obligations in one of the above clauses and such item of Other Pari Passu Lien Obligations will be treated as having been incurred pursuant to only one of such clauses.
          “Permitted Investments” means:
     (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Issuer; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;
     (4) any Investment made as a result of the receipt of noncash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with Section 4.13.

     (5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Issuer; provided that any such contribution shall be excluded from Section 4.11(a)(3)(b));
     (6) Hedging Obligations;
     (7) any Investment to the extent such Investment, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, do not exceed the greater of (x) $50.0 million or (y) 5% of Consolidated Tangible Assets of the Issuer; provided that Investments pursuant to this clause (7) shall not, directly or indirectly, fund the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent;
     (8) any Investment of the Issuer or any of its Restricted Subsidiaries existing on the date of this Indenture; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
     (9) loans to employees that are approved in good faith by a majority of the Board of Directors of the Issuer in an amount not to exceed $5.0 million outstanding at any time;
     (10) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:
     (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or
     (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (12) Investments in joint ventures engaged in a Permitted Business not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the Issuer, in the aggregate outstanding at any one time;

     (13) Investments in Unrestricted Subsidiaries not in excess of the greater of (x) $25.0 million or (y) 2.5% of Consolidated Tangible Assets of the Issuer, in the aggregate outstanding at any one time; and
     (14) Investments by the Issuer or a Restricted Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction.
          The amount of Investments outstanding at any time pursuant to clauses (7), (12) and (13) of this definition shall be reduced by an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries, subsequent to the date of this Indenture, resulting from repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, not to exceed, in the case of any Investment, the amount of the Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
          “Permitted Liens” means:
     (1) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;
     (2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10(b)(4) covering only the assets acquired with such Indebtedness;
     (3) Liens of the Issuer and its Restricted Subsidiaries existing on the date of this Indenture securing obligations in excess of $500,000 and set forth on Schedule II hereto;
     (4) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;
     (6) Liens upon specific items of inventory, or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (7) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;
     (8) Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by Section 4.10(b)(16) covering only the assets of such Foreign Restricted Subsidiary;
     (9) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;
     (10) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
     (11) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
     (12) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Subsidiaries, taken as a whole;
     (13) leases or subleases or licenses granted to others in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;
     (14) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;
     (15) any interest or title of a lessor in the property subject to any Capital Lease Obligation;
     (16) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

     (17) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);
     (18) Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;
     (19) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
     (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (21) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Lenders Debt, in each case securing Indebtedness under Hedging Obligations;
     (22) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;
     (23) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and
     (25) Liens in favor of the Issuer or any Guarantor.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, limited liability issuer or government or other entity.
          “Principals” means the Equity Sponsor and its Affiliates.
          “Private Placement Legend” means the legends initially set forth on the Notes in the form set forth in Exhibit B.
          “Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of (i), (ii) and (iii) of this definition, are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Issuer’s Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.
          “Public Equity Offering” means an offer and sale for cash of common stock (other than Disqualified Stock) of the Issuer or any Parent pursuant to a registration statement that has been declared effective, by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).
          “Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Issuer or any Restricted Subsidiary of the Issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.
          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or by any Restricted Subsidiary of the Issuer pursuant to which the Issuer or any Restricted Subsidiary of the Issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary of the Issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.
          “Receivables Subsidiary” means a Subsidiary of the Issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way other than pursuant to

Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such other Restricted Subsidiary of the Issuer than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.
          “Record Date” means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.
          “Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date between the Issuer, the Guarantors and the Initial Purchasers named therein.
          “Regulation S” means Regulation S under the Securities Act.
          “Related Party” means:
          (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or
          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

          “Related Person” means, with respect to a any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.
          “Replacement Assets” means (1) noncurrent tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
          “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a Restricted Subsidiary as used herein refers to a Restricted Subsidiary of the Issuer.
          “Rule 144A” means Rule 144A under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
          “Secured Parties” means (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under the Indenture, Notes, Security Agreement, Intercreditor Agreement or other Security Documents and (g) the successors and assigns of each of the foregoing.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Security Agreement” means the Collateral Agreement as of the Issue Date among the Issuer, the Guarantors from time to time party thereto and the Collateral Agent.
          “Security Documents” means Security Agreement, other security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended,

supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated hereunder.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary of the Issuer that are reasonably customary in an accounts receivable transaction.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.
          “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Superholdings” means NTK Holdings, Inc., a Delaware corporation, and its successors.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.
          “Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the indenture, Security Documents, Intercreditor Agreement and other related documents to which they are a party and the issuance of the Notes thereunder,

(b) the execution, delivery and performance by Holdings, the Issuer and the guarantors party thereto of the Credit Agreement, Intercreditor Agreement and related security documents on the Issue Date and borrowing thereunder, (c) the repayment in full of all obligations, and cancellation of all commitments, with respect to the Existing Credit Agreement and the release of all Guarantees (if any) thereof and security (if any) therefor and (d) the payment of related fees and expenses.
          “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.
          “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.
          “Unrestricted Securities” means one or more Notes that do not and are not required to bear the legends in the form set forth in Exhibit B or Exhibit C, including, without limitation, the Exchange Notes.
          “Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (3) is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries at the time of such designation unless such Guarantee or credit support is released upon such designation.
          Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Issuer shall be in default.

          “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such person or one or more Wholly Owned Subsidiaries of such person or by such Person and one or more Wholly Owned Subsidiaries of such person.
SECTION 1.02. Other Definitions.

Term	Defined in Section
“Additional Notes”	2.01

“Affiliate Transaction”	4.14

“Agent Members”	2.16

“Asset Sale Offer”	4.13

“Change of Control Offer”	4.09

“Change of Control Payment”	4.09

“Change of Control Payment Date”	4.09

“Covenant Defeasance”	8.02

“Event of Default”	6.01

“Excess”	4.13

Term	Defined in Section
“Excess Proceeds”	4.13

“Excess Proceeds Payment”	4.13

“Global Note”	2.16

“incur”	4.10

“Independent Financial Advisor”	4.11

“Legal Defeasance”	8.02

“Offer Payment Date”	4.13

“Other Notes”	2.02

“Payment Default”	6.01

“Paying Agent”	2.04

“Permitted Debt”	4.10

“Physical Notes”	2.02

“Registrar”	2.04

“Regulation S Global Note”	2.16

“Regulation S Notes”	2.02

“Restricted Global Notes”	2.16

“Restricted Payments”	4.11

“Restricted Period”	2.16

“Rule 144A Notes”	2.02
SECTION 1.03. Incorporation by Reference of TIA.
          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes.
          “indenture security holder” means a Holder or a Noteholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Issuer or any other obligor on the Notes.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.
SECTION 1.04. Rules of Construction.
          Unless the context otherwise requires:
     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) words used herein implying any gender shall apply to both genders;
     (6) provisions apply to successive events and transactions;
     (7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (8) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”
ARTICLE II
THE NOTES
SECTION 2.01. Amount of Notes.
          The Trustee shall initially authenticate (a) Notes for original issue on the Issue Date in an aggregate principal amount of $750.0 million upon a written order of the Issuer in the form of an Officers’ Certificate of the Issuer; and (b) Unrestricted Securities from time to time only in exchange for a like principal amount of the Notes in each case upon a written order of the Issuer in the form of an Officers’ Certificate. The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.10) (any such Notes, the “Additional Notes”) for original issue upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of the Notes to be authenticated and the date on which the Notes are to be authenticated.
SECTION 2.02. Form and Dating.
          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.
          The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
          Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).
SECTION 2.03. Execution and Authentication.
          One Officer, who shall have been duly authorized by all requisite corporate actions, shall sign the Notes for the Issuer by manual or facsimile signature.
          If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple of $1,000.
SECTION 2.04. Registrar and Paying Agent.
          The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned and a successor has been appointed. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee.

          The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
SECTION 2.05. Paying Agent To Hold Assets in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of, principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to promptly distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to promptly distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.
SECTION 2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
SECTION 2.07. Transfer and Exchange.
          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of the Notes of other authorized denominations, the Registrar shall promptly register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.
          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
SECTION 2.08. Replacement Notes.
          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.
SECTION 2.09. Outstanding Notes.
          The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).
          If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

          If the principal of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or Government Securities sufficient to pay all of the principal of, premium, if any, and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10. Treasury Notes.
          In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.
          The Issuer is not prohibited from acquiring Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.
SECTION 2.11. Temporary Notes.
          Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.
SECTION 2.12. Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.08, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another Record Date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special Record Date, which special Record Date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special Record Date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
SECTION 2.14. CUSIP Number.
          The Issuer in issuing the Notes may use a “CUSIP” number (and corresponding “ISIN” number), and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.
SECTION 2.15. Deposit of Moneys.
          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Excess Proceeds Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Offer Payment Date, as the case may be. The principal of, premium and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal amount and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.
          (a) Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Note”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.
          Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) requested by a Holder of such interests or (ii) the Depositary notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depositary within 90 days. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to Beneficial Owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to Beneficial Owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.
          (f) On or prior to the end of the “distribution compliance period” (as defined in Regulation S, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i) (a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.
          (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).
          (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
          (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.
          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that, in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and;
     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records (a) the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.
          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):
     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect or such Note has been exchanged in the exchange offer under the Registration Rights Agreement.
          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
          The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the

Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.18. Computation of Interest.
          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE III
REDEMPTION
SECTION 3.01. Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. Subject to Section 3.03, the Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.
          If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not so listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.
     No Notes of $1,000 or less shall be redeemed in part.
SECTION 3.03. Notice of Redemption.
          At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that, in such case, the Trustee has received notice from the Issuer at least 45 days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption. Each notice of redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (5) that, unless the Issuer defaults in making the redemption payment, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (6) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note;
     (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
     (8) the Section of the Notes pursuant to which the Notes are to be redeemed.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.
SECTION 3.04. RESERVED.
SECTION 3.05. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest ceases to accrue on Notes or portions of them called for redemption.
SECTION 3.06. Deposit of Redemption Price.
          On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, of all Notes to be redeemed on that date.
          If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, interest ceases to accrue on Notes or portions of them called for redemption on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.07. Notes Redeemed in Part.
          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.
ARTICLE IV
COVENANTS
SECTION 4.01. Payment of Notes.
          (a) The Issuer shall pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of (and premium, if any) or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.
          (b) The Issuer shall pay interest on overdue principal amount (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.
          SECTION 4.02. Maintenance of Office or Agency.
          (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.04. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Issuer hereby initially designates U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005 as one such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03. Corporate Existence.
          Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and material franchises of the Issuer.
SECTION 4.04. Payment of Taxes and Other Claims.
          The Issuer shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate actions.
SECTION 4.05. Maintenance of Properties and Insurance.
          (a) The Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the management of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary; provided, further, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.
          (b) The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.
          (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2004, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.
          (b) The Issuer shall deliver to the Trustee as soon as possible, and in any event within fifteen days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying the Default or Event of Default and describing its status with particularity and the action proposed to be taken thereto.
          (c) The Issuer’s fiscal years currently end on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.
SECTION 4.07. RESERVED
SECTION 4.08. Waiver of Stay, Extension or Usury Laws.
          The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.09. Change of Control.
          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, thereon, to the date of purchase (the “Change of Control Payment”).
          (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder stating:
     (i) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;
     (ii) the amount of the Change of Control Payment and the purchase date (the “Change of Control Payment Date”), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;
     (iii) that any Note not tendered will continue to accrue interest;
     (iv) that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
     (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
     (vi) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and
     (vii) that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $1,000 or an integral multiple thereof.
          (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer and not withdrawn;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

     (iii) deliver or cause to be delivered to the Trustee all Notes so accepted with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.
          (d) The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.
          (e) RESERVED.
          (f) Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.
          (g) The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes triggered by a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws and regulations.
SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and the Issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
          (b) Section 4.10(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) (a) the incurrence by the Issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Guarantors thereunder) not to exceed the sum of (x) $300.0 million plus (y) the aggregate principal amount of the Notes purchased, redeemed or otherwise acquired or retired for value by the Issuer after the Issue Date through the date of incurrence and (b) the incurrence by the Issuer or any Guarantor of additional Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Guarantors thereunder) not to exceed the amount, if any, by which (x) the amount of the Borrowing Base as of the date of such incurrence exceeds (y) the aggregate amount of Indebtedness permitted to be incurred pursuant to the immediately preceding clause (a) as of the date of such incurrence, less, in the case of clause (a), the aggregate amount of all Net Proceeds of Asset Sales, applied by the Issuer or any Guarantor to repay any Indebtedness under Credit Facilities (and, in the case of any revolving credit Indebtedness under a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.13 and, in the case of each of clauses (a) and (b), less amounts outstanding under any Qualified Receivables Transactions;
     (2) the incurrence by the Issuer or any Guarantors of the Existing Indebtedness;
     (3) the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes to be issued on the date of this Indenture and related Note Guarantees, the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement; and any Exchange Notes issued by the Issuer in exchange for Additional Notes, if any, issued in compliance with this Indenture and pursuant to a registered exchange offer and the related Note Guarantees;
     (4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $30.0 million or (y) 3% of Consolidated Tangible Assets of the Issuer;
     (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be incurred under Section 4.10(a) or clauses (2), (3), (4), (5), (15) or (16) of this Section 4.10(b);
     (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:
     (a) if the Issuer or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (8) the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.10; provided that, in the case of a Guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.16;
     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued;
     (10) the incurrence by the Issuer’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (10);
     (11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (12) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Issuer or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:
     (a) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and
     (b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;
     (13) the issuance of Disqualified Stock or preferred stock by any of the Issuer’s Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any Equity Securities that results in such Disqualified Stock or preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);
     (14) the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion Guarantees provided by the Issuer or such Restricted Subsidiary in the ordinary course of business;
     (15) the incurrence by the Issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $75.0 million;
     (16) the incurrence by the Foreign Restricted Subsidiaries of the Issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $50.0 million;
     (17) the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the Issuer or any other Restricted Subsidiary of the Issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; provided, that, the aggregate amount of Indebtedness under this clause (17), when aggregated with all Indebtedness outstanding under Section 4.10(b)(1), shall not exceed the maximum amount permitted under Section 4.10(b)(1);
     (18) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
     (19) the incurrence by the Issuer of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to Section 4.11(b)(5);
     (20) the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and
     (21) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.
For purposes of determining compliance with this Section 4.10, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 4.10(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this Section 4.10 at such time. Indebtedness under the Credit Agreement on date of this Indenture shall be deemed to have been incurred on such date pursuant to Section 4.10(b)(1).
SECTION 4.11. Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (I) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer;
     (II) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent;
     (III) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the Issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (IV) make any Restricted Investment (all such payments and other actions set forth in clause (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
     (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a); and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of the 8 1/2% Notes Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (13), (14) and (15) of Section 4.11(b)), is less than the sum, without duplication, of:
     (a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the date of the 8 1/2% Notes Indenture and ending on the date of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (provided, that, if the amount of Consolidated Net Income as so calculated divided by the number of full fiscal quarters in such period exceeds $5.25 million, then such amount shall equal (i) 50% of the product of $5.25 million multiplied by the number of full fiscal quarters in such period plus (ii) 75% of the amount in excess of the product of $5.25 million multiplied by the number of full fiscal quarters in such period) (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (b) 100% of the aggregate net proceeds (including the fair market value of property) received by the Issuer subsequent to the date of the 8 1/2% Notes Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer); plus
     (c) in an amount equal to the net reduction in Restricted Investments by the Issuer and its Restricted Subsidiaries, subsequent to the date of the 8 1/2% Notes Indenture, resulting from payments of interests on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a designation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Restricted Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that 50% (or, if subclause (a)(ii) of this clause (3) is applicable to the period in which such amounts are received, 75%) of amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (c) to make Restricted Investments pursuant to this clause (3).
     (b) Section 4.11(a) will not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Restricted Subsidiary or of any Equity Interests of the Issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the Issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.11(a)(3)(b);
     (3) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
     (4) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $7.50 million in any calendar year; provided that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Issuer) to employees, officers, directors or consultants of the Issuer and its Restricted Subsidiaries that occurs after the date of the 8 1/2% Notes Indenture to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5) plus (ii) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the date of the 8 1/2% Notes Indenture less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided, further, that cancellation of Indebtedness owing to the Issuer from employees, officers, directors and consultants of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.11 or any other provisions of this Indenture to the extent that the proceeds received from the sale of such Equity Interests were excluded from Section 4.11(a)(3)(b); provided, further, that the net cash proceeds from such sales of Equity Interests described in subclause (i) of this clause (5) shall be excluded from Section 4.11(a)(3)(b) to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);
     (6) the payment of dividends or other distributions or the making of loans or advances to any Parent in amounts required for any Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of any Parent to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the Commission plus any indemnification claims made by directors or officers of any Parent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;
     (7) the payment of dividends or other distributions by the Issuer to any Parent in amounts required to pay the tax obligations of any Parent attributable to the Issuer and its Subsidiaries determined as if the Issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by any Parent attributable to the Issuer or any of its Subsidiaries shall promptly be returned by any Parent to the Issuer through a contribution to the common equity of, or the purchase of common stock (other than Disqualified Stock) of the Issuer from, the Issuer; and provided, further, that the amount of any such contribution or purchase shall be excluded from Section 4.11(a)(3)(b);
     (8) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;
     (9) other Restricted Payments not otherwise permitted pursuant to this Section 4.11 in an aggregate amount not to exceed $50.0 million;
     (10) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.10;
     (11) Investments that are made with Excluded Contributions;
     (12) following the first Public Equity Offering of the Issuer or any Parent after the date of this Indenture, the payment of dividends on the Issuer’s common stock (and, in the case of a Public Equity Offering of any Parent, solely for the purpose of paying dividends on such Parent’s common stock) in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by or contributed to the common equity capital of, the Issuer (other than any such gross proceeds constituting Excluded Contributions);
     (13) upon the occurrence of a Change of Control or Asset Sale and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.09 and Section 4.13 (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest);
     (14) the payment of dividends or other distributions by the Issuer to any Parent in amounts required for any Parent to pay any expenses incurred in connection with unconsummated offerings of debt securities or Equity Interests of any Parent; and
     (15) the payment of dividends or other distributions by the Issuer to any Parent in an aggregate amount equal to any reduction in taxes realized by the Issuer and its Restricted Subsidiaries in the form of refunds or deductions realized in connection with or otherwise resulting from the 2004 Transactions;

provided, however, that in the case of clauses (2), (3), (5), (9), (10), (12), (13), (14) and (15) of this Section 4.11, no Default or Event of Default has occurred and is continuing.
          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.11 shall, if the fair market value thereof exceeds $10.0 million, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing (an “Independent Financial Advisor”) if the fair market value exceeds $25.0 million. If any fairness opinion or appraisal is required by this Indenture in connection with any Restricted Payments, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, together with a copy of such fairness opinion or appraisal.
          (d) Notwithstanding the foregoing provisions of this Section 4.11, neither the Issuer nor its Restricted Subsidiaries may make a Restricted Payment (including the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any distribution, loan or advance to any Parent) for the purposes, directly or indirectly, of funding the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent, in each case by means of utilization of the cumulative Restricted Payment credit provided by Section 4.11(a), or the exceptions provided by clauses (1), (9) or (15) of Section 4.11(b).
SECTION 4.12. Limitation on Liens.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, except:
     (1) in the case of the Notes Collateral, any Initial Lien if (i) such Initial Lien expressly ranks junior to the first-priority security interest intended to be created in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes pursuant to the Security Documents; provided, however, that the terms of such junior interest will be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement; or (ii) such Initial Lien is a Permitted Collateral Lien;

     (2) in the case of the ABL Collateral, any Initial Lien if (i) the Notes are equally and ratably secured on a second priority basis by such ABL Collateral until such time as such Initial Lien is released or (ii) such Initial Lien is a Permitted Lien; and
     (3) in the case of any other asset or property, any Initial Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.
          Any Lien created for the benefit of the Holders of the Notes pursuant to clause (2) or (3) of this Section 4.12 shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may have on the proceeds from such sale.
SECTION 4.13. Asset Sales.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale of any Notes Collateral unless:
     (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) in the case of Asset Sales involving consideration in excess of $10.0 million, such fair market value is determined by the Issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and
     (3) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof;
     (4) to the extent that any assets received by the Issuer and its Restricted Subsidiaries in such Asset Sale constitute securities or may be used or useful in a Permitted Business, such assets are concurrently with their acquisition added to the Notes Collateral securing the Notes, other than Excluded Assets and subject to the limitations and exclusions under Section 10.01(b); and
     (5) Net Proceeds from such Asset Sale is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in an Asset Sale Proceeds Account for application in accordance with this Section 4.13.
          (b) Notwithstanding the foregoing provisions of the above paragraph, the Issuer and Restricted Subsidiaries will not be required to cause any Excess (as defined in Section

4.13(c)) to be held in an Asset Sale Proceeds Account in accordance with clause (5) of Section 4.13(a) except to the extent the aggregate Excess from all Asset Sales of Notes Collateral which are not held in an Asset Sale Proceeds Account, or have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Excess from Asset Sales of Notes Collateral, exceeds $20.0 million.
          (c) Within 365 days after the receipt of the Net Proceeds from an Asset Sale of any Notes Collateral, the excess (the “Excess”) of (x) any such Net Proceeds over (y) the amount of cash applied by the Issuer and any Guarantor during the 6 months prior to the date of any such Asset Sale to make Asset Sale Investments (provided that such amounts shall not include (a) amounts previously used to so offset other Net Proceeds or (b) Asset Sale Investments made with cash from the Asset Sale of Notes Collateral) shall be used by the Issuer or such Restricted Subsidiary at its option to do any one or more of the following:
     (1) acquire assets or make capital expenditures, that, in either case, are used or useful in a Permitted Business (provided, however, that if such acquisition is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer (other than a Wholly Owned Subsidiary), in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer) (an “Asset Sale Investment”); provided, however, that to the extent that the assets acquired by the Issuer and its Restricted Subsidiaries in such Asset Sale Investment may be used or useful in a Permitted Business, such assets are concurrently with their acquisition added to the Notes Collateral securing the Notes; or
     (2) make one or more offers (each, a “Notes Collateral Asset Sale Offer”) to the Holders of the Notes (and, at the option of the Issuer, the holders of Other Pari Passu Lien Obligations) to purchase Notes (and such Other Pari Passu Lien Obligations) in an amount equal to 100% of the principal amount of the Notes (or in respect of Other Pari Passu Lien Obligations, such lesser price as may be provided for by the terms of such Other Paris Passu Lien Obligations), plus accrued and unpaid interest to the date of purchase (the “Excess Payment”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
Notwithstanding the foregoing provisions of this Section 4.13(c), the Issuer and Restricted Subsidiaries will not be required to apply any Excess in accordance with the above paragraph until the aggregate Excess from all Asset Sales of Notes Collateral which are not applied in accordance with the above paragraph exceeds $20.0 million.

The Issuer will commence a Notes Collateral Asset Sale Offer with respect to the Excess from any Asset Sale of Notes Collateral not later than 10 business days after the later of (x) the 365th day after such Asset Sale of Notes Collateral to the extent such Excess has not been used in accordance with paragraph (1) or (2) of this Section 4.13(c) and (y) the date that the Excess from Asset Sales of Notes Collateral not applied in accordance with this Section 4.13 exceeds $20.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. After the Issuer or any Restricted Subsidiary has applied the Excess from any Asset Sale of any Notes Collateral as provided in, and within the time periods required by, this Section 4.13(c), the balance of such Excess, if any, from such Asset Sale of any Notes Collateral shall be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited hereunder and shall cease to constitute Excess of Asset Sales of Notes Collateral subject to the provisions of this Section 4.13(c).
If the aggregate principal amount of Notes and Other Pari Passu Lien Obligations tendered into such Notes Collateral Asset Offer exceeds the amount of Excess, the Notes and Other Pari Passu Lien Obligations to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and Other Pari Passu Lien Obligations tendered and the selection of the actual Notes for purchase will be made by the Trustee on a pro rata basis to the extent practicable.
          (d) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than an Asset Sale of Notes Collateral) unless:
     (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) in the case of Asset Sales involving consideration in excess of $10.0 million, such fair market value is determined by the Issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and
     (3) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof.
          (e) Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than an Asset Sale of Notes Collateral), the Issuer may apply such Net Proceeds at its option to one or more of the following:
     (1) to permanently reduce any Indebtedness secured by a Permitted Lien (including the Credit Facilities) or any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto) or any Pari Passu Indebtedness, in each case other than Indebtedness owed to the Issuer or an Affiliate thereof; provided, however, that if the Issuer or any Guarantor shall so reduce any Pari Passu Indebtedness, the Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth in this Section 4.13 for an Asset Sale Offer but without any further limitation in amount; or
     (2) make an Asset Sale Investment.
Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under revolving credit borrowings or otherwise invest such Net Proceeds in Cash Equivalents.
          (f) Any Net Proceeds from Asset Sales (other than an Asset Sale of Notes Collateral) that are not applied or invested as provided in Section 4.13(e) will constitute “Excess Proceeds”. Within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer (the “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) to purchase the maximum principal amount of Notes (and principal amount or accreted value, as applicable, of such Pari Passu Indebtedness) that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be in an amount equal to 100% of the principal amount of the Notes (or in respect of Pari Passu Indebtedness, such lesser price as may be provided for by the terms of such Pari Passu Indebtedness), plus accrued and unpaid interest to the date of purchase, and will be payable in cash (the “Excess Proceeds Payment”).
          (g) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such Pari Passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the principal amount of Notes and such Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          (h) For purposes of Section 4.13(a)(3) and Section 4.13(d)(3),
     (1) each of the following shall be deemed to be cash:
     (i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the Issuer and all Restricted Subsidiaries are released from any further liability in connection therewith;
     (ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion); and
     (iii) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 5.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).
     (2) any liabilities of the Issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the Issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.
          (i) Immediately following any Note Collateral Asset Sale Offer or Asset Sale Offer, the Issuer is required to mail a notice to the Trustee and to each Holder stating:
     (i) that such offer is being made pursuant to this Section 4.13 and that all Notes tendered will be accepted for payment;
     (ii) the amount of the Excess Payment or Excess Proceeds Payment, as applicable, and the purchase date (in each case, the “Payment Date”), which may not be earlier than 30 days nor later than 60 days from the date such notice is mailed;
     (iii) that any Note not tendered will continue to accrue interest;
     (iv) that, unless the Issuer defaults in the payment thereof, all Notes accepted for payment pursuant to the such offer will cease to accrue interest on and after the Offer Payment Date, as applicable;
     (v) that Holders electing to have any Notes purchased pursuant to such offer will be required to surrender the Notes to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Offer Payment Date;
     (vi) that Holders will be entitled to withdraw Notes they have tendered on the terms and conditions set forth in such notice; and
     (vii) that Holders whose Notes are being purchased only in part will be issued new Notes (or book-entry notation made with respect thereto) equal in principal amount to the unpurchased portion of the Notes tendered; provided that the portion of each Note purchased and each such new Note issued (or book-entry notation, if applicable) shall be in a principal amount of $1,000 or an integral multiple thereof.
     (j) On the Offer Payment Date, the Issuer will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof tendered pursuant to such offer and not withdrawn;
     (ii) deposit with the Paying Agent an amount sufficient to pay the Excess Payment or Excess Proceeds Payment, as applicable, in respect of all Notes or portions thereof so tendered and not withdrawn; and
     (iii) deliver or cause to be delivered to the Trustee all Notes so tendered and not withdrawn together with an Officers’ Certificate specifying the Notes or portions thereof tendered to the Issuer.
          (k) The Paying Agent will promptly mail to each Holder of Notes so tendered and not withdrawn the Excess Payment or Excess Proceeds Payment, as applicable, in respect of such Notes, and the Trustee will promptly authenticate and mail to such Holder a new Note (or cause to be transferred by book entry) equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the such offer on or as soon as practicable after the Offer Payment Date.
          (l) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of complying with such laws and regulations.

SECTION 4.14. Limitation on Transactions with Affiliates.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million on or after the Issue Date (each, an “Affiliate Transaction”), unless:
     (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
     (2) the Issuer delivers to the Trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.
          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
     (1) any consulting or employment agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries approved by a majority of the disinterested members of the Board of Directors of the Issuer;
     (2) transactions (i) between or among the Issuer and/or the Guarantors, (ii) between or among Restricted Subsidiaries that are not Guarantors; and (iii) between or among the Issuer and the Guarantors, on the one hand, and Restricted Subsidiaries that are not Guarantors, on the other hand, in the ordinary course of business;
     (3) payment of reasonable directors fees to directors of the Issuer and any Parent and the provision of customary indemnities to directors, officers, employees or consultants of the Issuer, and any Parent or any Restricted Subsidiary;

     (4) issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer;
     (5) any tax sharing agreement or arrangement and payments pursuant thereto among the Issuer and its Subsidiaries and any other Person with which the Issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by this Indenture;
     (6) Restricted Payments that are permitted by Section 4.11 or any Permitted Investments;
     (7) the payment (directly or through any Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsor and its respective Affiliates pursuant to management agreements described in the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
     (8) payments by the Issuer or any of its Restricted Subsidiaries to the Equity Sponsor and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Issuer in good faith; provided that the maximum aggregate amount of any such fees in any 12-month period shall not exceed 1.25% of the aggregate transaction value (including enterprise value in connection with acquisitions or divestitures) (or portion thereof) in respect of which such services are rendered (excluding, in any case, commitment or similar fees for providing financing);
     (9) loans to employees that are approved in good faith by a majority of the Board of Directors of the Issuer in an amount not to exceed $5.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business;
     (10) agreements (and payments relating thereto) existing on May 10, 2008, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement in effect on May 10, 2008;
     (11) transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the Issuer;
     (12) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (13) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business; and
     (14) transactions which have been approved by a majority of the disinterested members of the Board of Directors and with respect to which an Independent Financial Advisor has delivered an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such transaction from a financial point of view.

SECTION 4.15.	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
          (b) However, the restrictions under Section 4.15(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (1) Existing Indebtedness and the Credit Agreement;
     (2) this Indenture, the Notes and the Note Guarantees or by other Indebtedness of the Issuer or of a Guarantor which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an indenture pursuant to Section 4.10; provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in this Indenture;
     (3) applicable law or regulation;
     (4) any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the

Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.15(a)(3);
     (7) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);
     (8) Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;
     (10) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;
     (11) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary;
     (12) cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;
     (13) customary provisions in joint venture agreements;
     (14) Indebtedness of a Foreign Restricted Subsidiary permitted to be incurred under this Indenture; and
     (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Issuer’s Board of Directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.
SECTION 4.16. Limitations on Issuances of Guarantees of Indebtedness.
          (a) The Issuer shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer or any other Restricted Subsidiary (other than a Guarantee or pledge by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture (in the form set forth in Exhibit H providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness), a supplement to the Intercreditor Agreement and applicable Security Documents.
          (b) Notwithstanding Section 4.16(a), any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in Section 11.04.
SECTION 4.17. Reports.
          (a) Whether or not required by the Commission, so long as any Notes are outstanding the Issuer will furnish to the Trustee and the nominee of the Depositary, on behalf of the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:
     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;
provided, that if the Issuer files such reports electronically with the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the Issuer shall not be required under this Indenture to furnish such reports as specified above.
          (b) In addition, following the date by which the Issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in Sections 4.17(a)(1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes (but not the Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (c) In addition, if at any time any Parent becomes a Guarantor (there being no obligation of any Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or any direct or indirect parent of the Issuer (and performs only the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this Section 4.17 may, at the option of the Issuer, be filed by and be those of such Parent rather than the Issuer.
          (d) Notwithstanding the foregoing, the requirements of this Section 4.17 shall be deemed satisfied with respect to the furnishing of a Form 10-K for the Issuer’s fiscal year 2008 by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) if the information that would have been contained in such report is included in the Exchange Offer Registration Statement relating to the Exchange Offer, or any amendments thereto, and filed with the Commission within the times periods contemplated above.
          The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.17 for the purposes of making such reports available to it and to the Holders of the Notes who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section 4.17 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
SECTION 4.18. Payments for Consent.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 4.19. RESERVED.
SECTION 4.20. Additional Note Guarantees and Security for the Notes.
          If on or after the date of this Indenture the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) that Guarantees any Indebtedness of the Issuer or any Restricted Subsidiary, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor and execute a supplemental indenture (in the form set forth in Exhibit H hereto), a supplement to the Intercreditor Agreement, a supplement to the Security Agreement, and other applicable Security Documents and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created. At the Issuer’s option, the Issuer may cause any Foreign Restricted Subsidiary to Guarantee and provide security for the Notes. Each Guarantee by a Restricted Subsidiary may be released pursuant to Section 11.04 of this Indenture.
SECTION 4.21. Designation of Restricted and Unrestricted Subsidiaries.
          The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted Subsidiaries on or immediately following the date of this Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under Section 4.11(a) or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments.” That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
SECTION 4.22. Business Activities.
          The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole.
SECTION 4.23. Impairment of Security Interest.
          Subject to the rights of the holders of Permitted Liens and Permitted Collateral Liens, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties, subject to limited exceptions. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as permitted under Articles IX or X hereof or the Intercreditor Agreement.
SECTION 4.24. After-Acquired Property.
          Promptly following the acquisition by the Issuer or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth in Section 10.01), the Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Notes Collateral or the ABL Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Notes Collateral or the ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.
SECTION 4.25. Information Regarding Collateral.
          The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer

Identification Number. The Issuer shall not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code of the applicable jurisdiction or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuer also shall promptly notify the Collateral Agent in writing if any material portion of the Collateral is damaged or destroyed. Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the prior delivered Perfection Certificate.
SECTION 4.26. Further Assurances.
          The Issuer and Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Trustee (as to which the Trustee will be entitled to receive and rely upon, without liability on its part, the advice of counsel and/or such direction as it may deem necessary or advisable from Holders of a majority of the outstanding principal amount of the Notes).
ARTICLE V
SUCCESSOR CORPORATION
SECTION 5.01. Merger, Consolidation, or Sale of Assets.
          (a) The Issuer shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), and the Issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:
     (1) either: (A) the Issuer is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in the case such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Notes;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer, as the case may be, under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists; and
     (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a), or (B) would have a Fixed Charge Coverage Ratio on such basis higher than the Fixed Charge Coverage Ratio immediately prior to such transactions.
          (b) Notwithstanding clauses (3) and (4) of Section 5.01(a), the Issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the Issuer in another jurisdiction.
          (c) The Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
          (d) This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries that are Guarantors.
          (e) In connection with any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.

          (f) Upon any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the successor Person formed by such consolidation or into which the Issuer is merged or the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer in this Indenture, and when a successor Person assumes all the obligations of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations; provided, however, that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, and interest on the Notes.
ARTICLE VI
DEFAULT AND REMEDIES
SECTION 6.01. Events of Default.
          Each of the following constitutes an “Event of Default”:
     (1) the Issuer defaults for 30 days in the payment when due of interest on the Notes;
     (2) the Issuer defaults in payment when due of the principal of, or premium, if any, on the Notes;
     (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 4.09, Section 4.13 or Section 5.01;
     (4) failure by the Issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in this Indenture, the Security Agreement, any other Security Document or the Intercreditor Agreement;
     (5) default by the Issuer or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
     (a) is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a “Payment Default”); or

     (b) results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (6) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;
     (7) except as permitted by this Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor or group of Guarantors, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm its obligations under its Note Guarantee;
     (8) the Issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case; or
     (ii) consents to entry of an order for relief against it in an involuntary case; or
     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is not paying its debts as they become due; or
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;
     (ii) appoints a custodian of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, take as a whole, would constitute a Significant Subsidiary; or
     (iii) orders the liquidation of any Guarantor, the Issuer or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;
     (10) any security interest purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $50.0 million, shall cease to be, or shall be asserted by the Issuer or any Guarantor not to be, a valid, perfected security interest in the securities, assets or properties covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee or Collateral Agent to make filings, renewals and continuations (or other equivalent filings) which the Issuer has indicated in the Perfection Certificate are required to be made or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents); and
     (11) the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Security Documents or Intercreditor Agreement except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (7) and (10)).
          In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.
SECTION 6.02. Acceleration.
          In the case of any Event of Default specified in Section 6.01(8) or (9) that occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become due and payable immediately without further action or notice on the part of the Trustee or any Holder.
          If any Event of Default (other than an Event of Default specified in Section 6.01(8) or (9)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately by notice in writing in writing to the Issuer specifying the respective Event of Default.
SECTION 6.03. Other Remedies.
          (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
          (c) Holders may not enforce this Indenture, the Notes, the Security Documents or the Intercreditor Agreement except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.04. Waiver of Defaults.
          Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
SECTION 6.05. Control by Majority.
          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
SECTION 6.06. Limitation on Suits.
          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and provide to the Trustee reasonable indemnity or security against any loss, liability or expense satisfactory to the Trustee;
     (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity and security; and

     (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
SECTION 6.07. Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
SECTION 6.08. Collection Suit by Trustee.
          If a Default in payment of principal or interest specified in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest on the Notes and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09. Trustee May File Proofs of Claim.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any officer committee of creditors in the matters as it deems necessary or advisable.
SECTION 6.10. Priorities.
          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     FIRST: to the Trustee and the Collateral Agent for amounts due under Section 7.07;
     SECOND: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
     THIRD: to Holders for the principal and premium, if any, due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
     FOURTH: to the Issuer.
          The Trustee, upon prior notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.
SECTION 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.01. Duties of Trustee.
          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, subject however to Section 10.11(j) hereof.
          (b) Except during the continuance of an Event of Default known to the Trustee:
     (1) The Trustee need perform only those duties as are specifically set forth herein and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.
     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
SECTION 7.02. Rights of Trustee.
          Subject to Section 7.01:
     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document.

     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
     (j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
SECTION 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
SECTION 7.05. Notice of Default.
          If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such notice is received. Except in the case of a Default in payment of the principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Offer Payment Date pursuant to an Asset Sale Offer or Note Collateral Asset Sale Offer, as applicable, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.
          Within 60 days after each May 15, beginning with May 15, 2009, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).
          A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.
          The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).
SECTION 7.07. Compensation and Indemnity.
          For purposes of this Section 7.07, the Trustee and Collateral Agent are referred to collectively as the “Indemnified Parties”, and each is an “Indemnified Party”. The Issuer shall pay to each Indemnified Party from time to time such compensation as the Issuer and such Indemnified Party shall from time to time agree in writing for its services hereunder. Neither Indemnified Party’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each Indemnified Party upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to such Indemnified Party’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of each Indemnified Party’s agents and counsel.
          The Issuer shall indemnify each Indemnified Party or any predecessor Indemnified Party and their respective agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of such Indemnified Party), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of an Indemnified Party’s rights, powers or duties hereunder. Each Indemnified Party shall notify the Issuer promptly of any claim asserted against such Indemnified Party or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer may, subject to the approval of the such Indemnified Party (which approval shall not be unreasonably withheld), defend the claim and such Indemnified Party shall cooperate in the defense. The Indemnified Party and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the such Indemnified Party (which approval shall not be unreasonably withheld), it assumes such Indemnified Party’s defense and there is no conflict of interest between the Issuer and such Indemnified Party and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by such Indemnified Party. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by an Indemnified Party through its negligence, bad faith or willful misconduct.
          To secure the Issuer’s payment obligations in this Section 7.07, each Indemnified Party shall have an equal and ratable senior lien prior to the Notes against all money or property held or collected by Trustee and Collateral Agent, in such capacities.
          Without prejudice to its rights hereunder, when an Indemnified Party incurs expenses or renders services after a Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services (including the fees and expenses of its agent and counsel) shall constitute expenses of administration under the Bankruptcy Law.
          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee or Collateral Agent.
SECTION 7.08. Replacement of Trustee.
          The Trustee may resign at any time by providing thirty days prior written notice to the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged a bankrupt or an insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. A resignation of the Trustee shall not be effective until a successor trustee delivers a written acceptance of its appointment in accordance with this Section 7.08.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.
SECTION 7.10. Eligibility; Disqualification.
          This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Notes.
SECTION 7.11. Preferential Collection of Claims Against the Issuer.
          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
SECTION 7.12. Intercreditor Agreement, Security Agreement and Other Security Documents.
          The Trustee and Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Security Agreement and any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreement, the Security Agreement or any other Security Documents, the Trustee and Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01. Termination of the Issuer’s Obligations.
          (a) This Indenture, the Note Guarantees and the Security Documents will be discharged and will cease to be of further effect as to all Notes issued thereunder, except those obligations referred to in the penultimate paragraph of this Section 8.01, when the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and, either:
     (1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
     (2) (A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to this Indenture, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (B) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; and (C) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
     (b) In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Notes and this Indenture have been complied with.
          Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.
          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s and the Guarantor’s obligations under the Notes, this Indenture, the Note Guarantees and the Security Documents except for those surviving obligations specified above.
SECTION 8.02. Legal Defeasance and Covenant Defeasance.
          (a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.
          (b) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and to have satisfied all its other obligations under such Notes, this Indenture, the Note Guarantees and the Security Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;
     (2) the Issuer’s obligations under Sections 2.06, 2.07, 2.08, 2.09 and 4.02;
     (3) the rights, powers, trusts, duties and immunities of the Trustee, Collateral Agent and the Issuer’s and the Guarantors’ obligations in connection therewith; and
     (4) this Article VIII.
          Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.
          (c) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.05, 4.07, 4.09 through 4.26 and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (4) (with respect to the Security

Agreement, other Security Documents and Intercreditor Agreement only), (5), (6), (10) and (11) of Section 6.01 hereof shall not constitute Events of Default.
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
     (6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
     (7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
SECTION 8.04. Application of Trust Money.
          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and Government Securities deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from Government Securities in accordance with this Indenture to the payment of the principal of, premium, if any, and interest, on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and Government Securities except as it may agree with the Issuer.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and Government Securities deposited pursuant to Section 8.03 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and Government Securities held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.05. Repayment to the Issuer.
          Subject to this Article VIII, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender and Government Securities held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of the principal of, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.
SECTION 8.06. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and Guarantor’s obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and Government Securities in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and Government Securities held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01. Without Consent of Holders.
          Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors (to the extent a party to the applicable document) and the Trustee (and to the extent applicable the Collateral Agent) may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;
     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to provide for the issuance of Additional Notes in accordance with this Indenture;
     (7) to add Guarantors with respect to the Notes or to secure the Notes;
     (8) to add additional assets as Collateral;
     (9) to release Collateral from the Lien or any Guarantor from its Guarantee, in each case pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement;
     (10) to comply with the rules of any applicable securities depositary;
     (11) to provide for a successor trustee or collateral agent in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
     (12) to conform the text of this Indenture, Notes, the Security Agreement, any other Security Documents or the Intercreditor Agreement to any provision of the “Description of Notes” section of the Offering Circular to the extent such provision was intended to be a verbatim recitation of the text of the “Description of Notes” section of the Offering Circular;
provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
SECTION 9.02. With Consent of Holders.
          (a) Subject to Sections 6.04 and 6.07, the Issuer and the Trustee (and the Collateral Agent to the extent a party to the applicable documents), together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement or may waive compliance by the Issuer or any Subsidiary Guarantor with any provision of this Indenture, the Notes, such Subsidiary Guarantor’s Subsidiary Guaranty, the Security Documents and the Intercreditor Agreement.

Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
          (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the Stated Maturity of any Note or alter the provisions relating to the Redemption Price of any Note at any time;
     (3) reduce the rate of or change the time for payment of interest on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than U.S. Legal Tender;
     (6) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture and such Note Guarantee;
     (7) make any change in Section 6.04 or 6.07 hereof or this Section 9.02;
     (8) expressly subordinate such Note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor or make any other change in the ranking or priority of any Note that would adversely affect the Holders;
     (9) make any change in the Intercreditor Agreement or in the provisions of the Indenture or any Security Document dealing with the application of proceeds of the Collateral that would adversely affect the Holders; or
     (10) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes.
          (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
          (e) The Trustee and the Collateral Agent shall be entitled to rely upon an Opinion of Counsel or Officer’s Certificate delivered pursuant to Section 12.04 hereof as the basis for any determination that a proposed change or amendment does not adversely affect the Holders.
SECTION 9.03. Compliance with TIA.
          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.
SECTION 9.04. Revocation and Effect of Consents.
          (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of the Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
          (b) The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Noteholders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date. The Issuer shall inform the Trustee in writing of the fixed Record Date if applicable.
          (c) After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes any change described in Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and premium, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
SECTION 9.05. Notation on or Exchange of Notes.
          If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.06. Trustee To Sign Amendments, Etc.
          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee, but shall not be obligated to, execute any such amendment, supplement or waiver which affects such Person’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.
ARTICLE X
SECURITY DOCUMENTS
SECTION 10.01. Collateral and Security Documents.
          (a) The due and punctual payment of the principal of and interest (including Additional Interest, if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including Additional Interest, if any) on the Notes and performance of all other Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the

Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Issuer shall deliver to the Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause the Subsidiaries of the Issuer to, use its commercially reasonable efforts to take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Secured Parties.
          (b) Notwithstanding the foregoing, (i) the Capital Stock and other securities of the Subsidiaries of the Issuer that are owned by the Issuer or any Guarantor will constitute Notes Collateral only to the extent that such Capital Stock and other securities can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other governmental agency);
     (ii) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary (other than the Issuer) due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes, the performance of the Obligations or any Guarantee, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Notes Collateral, but only to the extent necessary to not be subject to such requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the first-priority security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Notes Collateral); and

     (iii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes in excess of the amount then pledged without the filing with the Commission of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Notes Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities).
          (c) In addition to the limitations described in Section 10.01(b), the Notes Collateral will not include (i) property or assets as to which the Collateral Agent has notified any Grantor in writing that it has reasonably determined that the costs of obtaining a security interest are excessive in relation to the value of the security to be afforded thereby and (ii) the Excluded Assets.
          (d) In the case of any Foreign Subsidiary, the Notes Collateral will be limited to 100% of the non-voting stock (if any) and 66% of the voting stock of first-tier Material Foreign Subsidiaries owned by a Guarantor.
SECTION 10.02. Recordings and Opinions.
          (a) To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.
          (b) Any release of Collateral permitted by Section 10.03 hereof will be deemed not to impair the Liens under this Indenture, the Security Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.
          (c) Notwithstanding anything to the contrary in this Section 10.02, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on the written advice of counsel, a copy of which written advice shall be provided to the Trustee, that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

SECTION 10.03. Release of Collateral.
          (a) Subject to Section 10.03(b) and 10.04 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The Issuer and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes, and the Trustee (subject to its receipt of an Officer Certificate and Opinion of Counsel as provided below) shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:
     (1) to enable the Issuer or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.13;
     (2) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;
     (3) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture; or
     (4) if the Notes have been discharged or defeased pursuant to Section 8.01 or Section 8.02.
          The second-priority lien on the ABL Collateral securing the Notes will terminate and be released automatically if the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent (unless, at the time of such release of such first-priority liens, an Event of Default shall have occurred and be continuing under this Indenture). Notwithstanding the existence of an Event of Default, the second-priority lien on the ABL Collateral securing the Notes shall also terminate and be released automatically to the extent the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under the Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the Lenders Debt). The liens on the Collateral securing the Notes that otherwise would have been released pursuant to the first sentence of this paragraph will be released when such Event of Default and all other Events of Default under this Indenture cease to exist.
          Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under the Indenture and the Security Documents (and TIA Section 314(d)), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Agent, to execute, deliver or acknowledge (at the Issuer’s expense) such instruments or re-

leases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officer Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer Certificate and Opinion of Counsel.
SECTION 10.04. RESERVED.
SECTION 10.05. Certificates of the Trustee.
          In the event that the Issuer wishes to release Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Collateral Agent and the Issuer has delivered the certificates and documents required by the Security Documents and Section 10.03 hereof, if TIA § 314(d) is applicable to such releases (the applicability of which will be established to the reasonable satisfaction of the Trustee pursuant to Section 10.04 or otherwise), the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release (which determination may be based upon the Opinion of Counsel hereafter described) and, based on an Opinion of Counsel pursuant to Section 12.04, will deliver a certificate to the Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform to § 314(d) of the TIA.
SECTION 10.06. Suits To Protect the Collateral.
          Subject to the provisions of Article VII hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:
          (a) enforce any of the terms of the Security Documents; and
          (b) collect and receive any and all amounts payable in respect of the Obligations hereunder.
          Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 10.06 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

SECTION 10.07.	Authorization of Receipt of Funds by the Trustee Under the Security Documents.
          Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
SECTION 10.08. Purchaser Protected.
          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article X to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.
SECTION 10.09. Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article X; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
SECTION 10.10. Release Upon Termination of the Issuer’s Obligations.
          In the event that the Issuer delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest

(including additional interest, if any), are paid or (ii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article VIII, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.
SECTION 10.11. Collateral Agent.
          (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.11. The provisions of this Section 10.11 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

          (b) The Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made without negligence or willful misconduct.
          (c) None of the Collateral Agent, any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Security Agreement, any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Grantor or Affiliate of any Grantor, or any officer or Related Person thereof, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
          (d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

          (e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or a Grantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to Section 10.11); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
          (f) U.S. Bank National Association and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its respective Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the U.S. Bank National Association to advance funds.
          (g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Grantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 10.11 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.

          (h) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (i) The Trustee, as such and as Collateral Agent, is authorized and directed to (i) enter into the Security Agreement and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement and the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement and the Security Documents and the Intercreditor Agreement.
          (j) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.
          (k) The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
          (l) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
          (m) If the Issuer (i) incurs any obligations in respect of Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Lenders Debt so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
          (n) No provision of this Indenture, the Security Agreement, the Intercreditor Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (o) The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
          (p) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
SECTION 10.12. Designations.
          Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as “Lenders Debt.”
ARTICLE XI
GUARANTY OF NOTES
SECTION 11.01. Guaranty.
          (a) Subject to the provisions of this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and interest on with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, on the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees and expenses) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any such obligations with respect to the Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the extended Stated Maturity, by acceleration or otherwise. This Note Guarantee is a present and continuing guaranty of payment and performance, and not of collectibility. Accordingly, failing payment when due of any amount so Guaranteed, or failing performance of any other obligation of the

Issuer to the Holders under this Indenture or the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.
          (b) Each Guarantor hereby agrees that its obligations under its Note Guarantee shall be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor or any other obligor under the Notes, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or, to the fullest extent permitted by law, any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives, to the fullest extent permitted by law, the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or any other obligor under the Notes, any right to require a proceeding first against the Issuer or any such obligor, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance the obligations contained in the Notes, this Indenture and its Note Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any other Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article XI, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed by this Note Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Note Guarantee. Upon the effectiveness of any acceleration of the obligations Guaranteed by this Note Guarantee, the Trustee shall promptly make a demand for payment of such obligations by each Guarantor under this Note Guarantee. The obligations of the Guarantors under this Note Guarantee shall be joint and several.
          (c) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded, or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          (d) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Note Guarantee.
SECTION 11.02. Execution Delivery of Note Guarantee.
          To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.
          Each Guarantor hereby agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          In the event that the Issuer creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.20, the Issuer shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees and supplements to the Security Agreement and Intercreditor Agreement and other applicable Security Documents in accordance with Section 4.20 and this Article XI, to the extent applicable.
SECTION 11.03. Additional Guarantors.
          Any Person may become a guarantor of the Notes by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a guarantor of the Notes, (ii) a supplement to the Security Agreement, (iii) a supplement to the Intercreditor Agreement, (iv) other applicable Security Documents and (v) an Opinion of Counsel to the effect that such documents have been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.04. Release of Guarantor.
          Any Guarantor will be released and relieved of any obligations under its Note Guarantee:
          (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.13, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;
          (b) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale of all such Capital Stock of that Guarantor complies with Section 4.13, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;
          (c) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;
          (d) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Subsidiary of the Issuer, if the sale of such Capital Stock of that Guarantor complies with Section 4.13, including the application of the Net Proceeds therefrom;
          (e) if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.02 or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture; or
          (f) if the Guarantee by such Guarantor, if any, of, and all pledges and security interests, if any, granted by such Guarantor in connection with all Indebtedness of the Issuer or any Restricted Subsidiary the Guarantee of which by such Guarantor (or the pledge of assets by such Guarantor in connection therewith) would have required such Guarantor to Guarantee the Notes pursuant to Section 4.16 (including, without limitation, the Credit Agreement), have been released.

SECTION 11.05. Guarantors May Consolidate, etc., on Certain Terms.
          (a) Except as otherwise provided in Section 11.04, a Guarantor shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation), and the Guarantor will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor in one or more related transactions, to another Person (including by way of consolidation or merger), unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either: (i) the Person acquiring the property in such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized under (A) the laws of the United States, any state thereof or the District of Columbia or (B) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture in the form set forth in Exhibit H and satisfactory to the Trustee, or (ii) such sale or other disposition complies with Section 4.13, including the application of the Net Proceeds therefrom.
          (b) No Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
          (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor along with execution and delivery of the Security Agreement, Intercreditor Agreement and other applicable Security Documents, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          (d) In connection with any such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, such Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an

Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent therein provided for relating to such transactions have been complied with.
          (e) Except as set forth in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
ARTICLE XII
MISCELLANEOUS
SECTION 12.01. TIA Controls.
          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
SECTION 12.02. Notices.
          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Issuer:
c/o Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903-2603
Attention: Almon C. Hall
Telephone: (401) 751-1600
Facsimile: (401) 751-9844

with a copy to:
Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: John B. Ayer, Esq.
Telephone: (617) 951-7000
Facsimile: (617) 951-7050
if to the Trustee or Collateral Agent:
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Corporate Trust Services
Telephone: (617) 603-6573
Facsimile: (617) 603-6668
          Each of the Issuer, the Trustee and the Collateral Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Trustee and the Collateral Agent, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 12.03. Communications by Holders with Other Holders.
          Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer to the Trustee or Collateral Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee or Collateral Agent at the request of the Trustee or Collateral Agent:
     (1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee and Collateral Agent, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.
SECTION 12.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
SECTION 12.06. Rules by Trustee, Paying Agent and Registrar.
          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.
          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
SECTION 12.08. Governing Law.
          This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
SECTION 12.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.10. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, member, partner, or stockholder of the Issuer, any Guarantor, any Subsidiary or any Parent shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 12.11. Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 12.12. Duplicate Originals.
          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
SECTION 12.13. Severability.
          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. Intercreditor Agreement Governs.
          Reference is made to the Intercreditor Agreement . Each Noteholder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and Collateral Agent to enter into the Intercreditor Agreement as Trustee and Collateral Agent, respectively, and on behalf of such Noteholder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

NORTEK, INC.
By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Indenture]

ADVANCED BRIDGING TECHNOLOGIES, INC.
AIGIS MECHTRONICS, INC.
ALLSTAR PRO, LLC
AUBREY MANUFACTURING, INC.
BROAN-NUTONE LLC
CES GROUP, INC.
CLEANPAK INTERNATIONAL, INC.
ELAN HOME SYSTEMS, L.L.C.
GEFEN, INC.
GOVERNAIR CORPORATION GTO, INC.
HC INSTALLATIONS, INC.
HOMELOGIC LLC
HUNTAIR, INC.
INTERNATIONAL ELECTRONICS, INC.
J.A.R. INDUSTRIES, INC.
JENSEN INDUSTRIES, INC.
LINEAR H.K. LLC
LINEAR LLC
LITETOUCH, INC.
MAGENTA RESEARCH, LTD.
MAMMOTH, INC.
MAMMOTH CHINA LTD.
NILES AUDIO CORPORATION
NORDYNE CHINA, LLC
NORDYNE, INC.
NORDYNE INTERNATIONAL, INC.
NORTEK INTERNATIONAL, INC.
NUTONE INC.
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD, INC.
PANAMAX INC.
RANGAIRE GP, INC.
RANGAIRE LP, INC.
RANGAIRE LP
SECURE WIRELESS, INC.
SPEAKERCRAFT, INC.
TEMTROL, INC.
WDS LLC
WEBCO, INC.
XANTECH CORPORATION
ZEPHYR CORPORATION

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary (of entity listed or as an officer of the managing member, sole member or general partner)

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:	/s/ Todd R. DiNezza
	Name:	Todd R. DiNezza
	Title:	Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A
NORTEK, INC.
10% Senior Secured Notes due 2013
CUSIP No.

No.	Principal Amount: $
          NORTEK, INC., a Delaware corporation (the “Issuer,” which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or its registered assigns, the principal sum of               ($   ) on December 1, 2013.
          Interest Payment Dates: June 1 and December 1, commencing December 1, 2008.
          Record Dates: May 15 and November 15.
          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

NORTEK, INC.
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
          This is one of the 10% Senior Secured Notes due 2013 described in the within-mentioned Indenture.
Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(Reverse of Note)
Nortek, Inc.
10% Senior Secured Notes due 2013
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          SECTION 1. Interest. Nortek, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 10% per annum. The Issuer will pay cash interest semi-annually in arrears on June 1 and December 1, commencing on December 1, 2008. The Issuer will make each interest payment to the Holders of record on the immediately preceding May 15 and November 15. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          SECTION 2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 principal amount and integral multiples of $1,000. The Issuer shall pay principal, premium, if any and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.
          SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

          SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of May 20, 2008 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa 77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          SECTION 5. Optional Redemption.
          (a) Not more than once in any twelve-month period, the Issuer shall be entitled to redeem Notes at a Redemption Price of 103% of the principal amount thereof, plus accrued and unpaid interest, to the Redemption Date; provided that the aggregate principal amount of Notes redeemed in aggregate pursuant to this Section 5(a) shall not exceed $75.0 million.
          (b) At any time prior to June 1, 2011, the Issuer shall be entitled on any one or more occasions to redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (which includes any Additional Notes) at a Redemption Price of 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, to the Redemption Date, with the net cash proceeds of one or more Designated Offerings of the Issuer (or of any Parent to the extent such proceeds are contributed to the equity capital of the Issuer, other than in the form of Disqualified Stock); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (which includes any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries) and (2) such redemption occurs within 90 days of the date of the closing of such Designated Offering.
          (c) On or after June 1, 2011, the Issuer shall be entitled to redeem all or part of the Notes, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2011	105.000%
2012	102.500%
2013	100.000%
          SECTION 6. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

          SECTION 7. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. No Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.
          SECTION 8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Issuer or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of the Notes to be redeemed.
          SECTION 9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
          SECTION 10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Security Agreement, other Security Documents and Intercreditor Agreement may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Agreement, other Security Documents and Intercreditor Agreement to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.
          SECTION 11. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes generally may declare the principal of and accrued interest, if any, on such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the

Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of the Notes or in respect of certain covenants set forth in the Indenture.
          SECTION 12. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.
          SECTION 13. No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Guarantor, any Subsidiary, or any Parent shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          SECTION 14. Trustee Dealings with the Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          SECTION 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          SECTION 17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 10% Senior Secured Note due 2013 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.a
          SECTION 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          SECTION 19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
          SECTION 20. Security. The Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Secured Parties, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.
          SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

[a]	This Section not to appear on Exchange Notes.

ASSIGNMENT FORM
          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
          and irrevocably appoint:
          Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:
          Section 4.09 [     ]               Section 4.13 [     ]
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B
[FORM OF LEGEND FOR 144A NOTES
AND OTHER NOTES THAT ARE RESTRICTED NOTES]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HERBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
RESTRICTED NOTES]
          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
          and irrevocably appoint:
          Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
[Check One]
          [  ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
          or
          [  ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the

Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
          The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Note is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C
[FORM OF LEGEND FOR REGULATION S NOTE]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]
          I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
          and irrevocably appoint:
          Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
[Check One]
          [  ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.
          or
          [  ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guaranty program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
          The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on Transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D
[FORM OF LEGEND FOR GLOBAL NOTE]
          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:
          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
          Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

D-1

EXHIBIT E
Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors
[          ], [     ]
U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA 02110
Ladies and Gentlemen:
          In connection with our proposed purchase of 10% Senior Secured Notes due 2013 (the “Notes”) of NORTEK, INC., a Delaware corporation (the “Issuer”), we confirm that:
     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
     3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Notice to Investors” of the Offering Circular dated May 13, 2008, relating to the Notes.
     4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     5. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.
     6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

          You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]
By:
Name:
Title:

EXHIBIT F
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S
U.S. BANK NATIONAL ASSOCIATION
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA 02110

Re:	Nortek, INC. (“the Issuer”)
10% Senior Secured Notes due 2013 (the “Notes”)
Ladies and Gentlemen:
          In connection with our proposed sale of $[          ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Notes was not made to a person in the United States;
     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

F-1

          You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

F-2

EXHIBIT G
FORM OF NOTATION OF GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 20, 2008 (the “Indenture”) among Nortek, Inc., the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to, the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Notation of Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.
[Signatures on following pages]

G-1

          IN WITNESS WHEREOF, each of the Guarantors has caused this Notation of Guarantee to be signed by a duly authorized officer.

[Name of Guarantor]
By:
Name:
Title:

G-2

EXHIBIT H
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , 20___, among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Nortek, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer and U.S. Bank National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 20, 2008 providing for the issuance of its 10% Senior Secured Notes due 2013 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XI thereof.
          3. No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary or any Parent, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
          Dated:                                         , 20___

[Guaranteeing Subsidiary]
By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

SCHEDULE I
ASSETS UNDER CONTRACT
          1 4820 Red Bank Road, Cincinnati, Ohio

SCHEDULE II
EXISTING LIENS
Lien on 1620 Mid-American Industrial Court, Boonville, MO.

SCHEDULE III
MORTGAGED PROPERTY
1. 926 W. State St., Hartford, WI
2. 2501 Boonslick Dr., Boonville, MO (Boonslick)
3. 115 E. Oklahoma Ave., Okarche, OK
4. 4841 N. Sewell, Oklahoma City, OK
5. 501 S. Wilhite, Cleburne, TX
6. 448 Richard Blvd., Tipton, MO
7. 3121 Hartsfield Road, Tallahassee, FL
8. 6709 S. Main St., Union, IL